UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

SILVER BULL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

925 West Georgia Street, Suite 1908 Vancouver, B.C. V6C 3L2		n/a
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  604-687-5800

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   Amendment to Employment Agreement

On February 26, 2015, Silver Bull Resources, Inc. (the "Company") entered into an amendment to employment agreement (the "Amendment to Employment Agreement") with Sean Fallis, the Company's Chief Financial Officer.

The Amendment to Employment Agreement increased the amount payable for termination without cause from a lump sum severance payment equal to six (6) months of base salary to a lump sum severance payment equal to twelve (12) months of base salary.

The foregoing description of the Amendment to Employment Agreement is qualified in its entirety by reference to the Amendment to Employment Agreement attached hereto as Exhibit 10.1, which is hereby incorporated by reference into this Item 5.02.

ITEM 9.01       Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated February 26, 2015, by and between the Company and Sean Fallis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2015

SILVER BULL RESOURCES, INC.

	By:	/s/ Sean Fallis
Sean Fallis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated February 26, 2015, by and between the Company and Sean Fallis.